UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   July 19, 2005

Industrial Enterprises of America, Inc.
(formerly known as Advanced Bio/Chem, Inc.)
(Exact name of registrant as specified in its charter)

Nevada	000-30646	13-3963499
(State or other	(Commission	(IRS Employer
jurisdiction of	File Number)	Identification No.)
incorporation)

770 South Post Oak Lane, Suite 330, Houston, Texas	77056
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code	(713) 622-2875

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425).
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12).
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b)).
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act  (17 CFR 240.13e-4(c)).

Section 8 - Other Events

Item 8.01 Other Events.

Effective as of July 19, 2005, Industrial Enterprises of America, Inc., a Nevada corporation (the “Company”), held an initial closing with respect to its offer and sale (the “Offering”) to certain accredited investors (“Investors”) of promissory notes and related warrants of an aggregate of Two Million Five Hundred Thousand Dollars ($2,500,000). The Company and Investors agreed that the Company would file a Current Report on Form 8-K with respect to the initial closing of the Offering. The Offering is exempt under Section 4(2) of the Securities Act of 1933, as amended, in that it did not involve a public offer and sale of securities.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Industrial Enterprises of America, Inc.

July 20, 2005	By: /s/ John D. Mazzuto Name: John D. Mazzuto Title: Vice Chairman of the Board and Assistant Secretary